UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Sigma Additive Solutions, Inc.

(Exact name of registrant as specified in its charter)

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On February 12, 2024, Sigma Additive Solutions, Inc. issued a press release, a copy of which is set forth below.

Sigma Additive Solutions Announces Special Meeting of Stockholders to Approve Name Change to NextTrip, Inc. and Amendment to Charter to Increase Authorized Shares of Common Stock

Management to Host Virtual Special Meeting on Friday, March 8, 2024, at 10:00 a.m. Mountain Time

Stockholders as of the Close of Business on the Record Date of January 29, 2024, are Encouraged to Vote FOR the Proposals

For More Information, Sigma’s Stockholders are Encouraged to Carefully Read the Entire Proxy Statement Filed in Connection with the Proposals

Santa Fe, NM – February 12, 2024 – Sigma Additive Solutions, Inc. (NASDAQ:SASI) (“Sigma,” “we,” “our,” or the “Company”) today announced that it will hold a special meeting of stockholders virtually, via live webcast on Friday, March 8, 2024, at 10:00 a.m. Mountain Time (12:00 p.m. Eastern Time) to approve the Company’s name change to “NextTrip, Inc.” and an amendment to the Company’s charter to increase the number of authorized shares of the Company’s common stock.

The purpose of the Special Meeting is to consider and vote upon:

1.	The approval of an amendment to our Amended and Restated Articles of Incorporation, as amended (our “Charter”), to change the Company’s corporate name to “NextTrip, Inc.” (the “Name Change Proposal”);

2.	The approval of an amendment to our Charter to increase the authorized shares of our common stock (the “Capital Increase Proposal”) from 1,200,000 shares to 250,000,000 shares; and

3.	The adjournment of the Special Meeting by the chairman thereof to a later date to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Name Change Proposal or the Capital Increase Proposal (the “Adjournment Proposal”).

The proxy statement can be accessed directly at the following Internet address: www.iproxydirect.com/SASI.

In order to attend the Special Meeting, you must register at https://agm.issuerdirect.com/sasi by 11:59 p.m. Eastern Time on March 7, 2024. Stockholders attending the Special Meeting will be afforded substantially the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to join us and participate online. We recommend that you log in a few minutes before 10:00 a.m. Mountain Time (12:00 p.m. Eastern Time), on March 8, 2024, to ensure you are logged in when the Special Meeting starts. You will not be able to attend the Special Meeting in person.

Only holders of record of the Company’s common stock, Series G Convertible Preferred Stock (“Series G Preferred”) and Series H Convertible Preferred Stock (“Series H Preferred”) at the close of business on January 29, 2024, the record date of the Special Meeting, are entitled to notice of the Special Meeting and to vote and have their votes counted at the Special Meeting and any adjournment or postponement of the Special Meeting. We began mailing proxy materials beginning on February 9, 2024 to all stockholders of record entitled to vote at the Special Meeting.

WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) THROUGH THE INTERNET, (2) BY PHONE, (3) BY FAX, OR (4) BY MARKING, SIGNING AND DATING THE PROXY CARD YOU RECEIVE IN THE MAIL AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

If you have any questions concerning the Special Meeting or the proxy materials, would like additional copies of the proxy materials or need help voting your shares of common stock, Series G Preferred or Series H Preferred, as applicable, please contact our Chief Financial Officer and Secretary, Frank Orzechowski, at (203) 733-1356 or frank.orzechowski@sigmaadditive.com.

Bill Kerby, Chief Executive Officer of the Company, commented, “Stockholder approval of the proposals at our March 8th Special Meeting will allow our business to fully transition to and operate as NextTrip, with a complete focus on our travel operations, and providing legacy stockholders the opportunity to benefit from any growth while the travel principals primarily benefit at a future date based on meeting business milestones.”

Highlights of NextTrip

●	NextTrip recently completed its integration of a scalable travel booking engine that, under a previous operator and prior to the COVID-19 pandemic, had a 6+ million legacy customer database and generated over $400 million in bookings in 2019.
●	In 2023, NextTrip assembled a new management team with deep experience across key areas of the travel industry including online travel distribution, wholesale distribution and travel technology. The team’s strong relationships and industry experience serve as a catalyst for the positioning of NextTrip as an innovative player in the travel space.
●	By the end of 2023 NextTrip had established more than 200 direct relationships with blue-chip travel organizations, as well as major industry suppliers for air, hotel and other travel and travel-related services to ensure robust products and an offering of more than 2 million hotels worldwide.
●	Following a period of strategic realignment, tied to certain business objectives, NextTrip’s future initiatives are focused on driving the company’s growth agenda, exploring strategic M&A to drive revenue synergies through the expansion of product and travel consumer offerings, and continuing to invest in the development of innovative technologies to connect travel customers for discovery and booking domestic and international destinations.

“We are positioning NextTrip as an innovative player in the travel industry, leveraging over 200 direct relationships with blue-chip travel organizations, as well as major industry suppliers for air, hotel and other travel and travel-related services to ensure robust products and an offering of more than 2 million hotels worldwide. We are just weeks away from the full re-activation and roll-out of our travel booking platform, and the ramp up of marketing to our database of over six million customers. We are excited to launch our platform as we continue to see positive momentum for the travel industry, with historic high records of travelers expected to book hotels, flights and curated vacations in 2024. We look forward to the launch and announcing some of our business milestones in the weeks and months ahead, as we work to build long term value for all our shareholders,” concluded Kerby.

About NextTrip

NextTrip, a wholly owned subsidiary of Sigma Additive Solutions, Inc., is an innovative technology-driven company that offers comprehensive solutions across the travel landscape. NextTrip Travel delivers proprietary booking solutions for leisure, business, and group travel worldwide coupled with a robust product offering of air, accommodations, activities and more. Our commitment to innovation extends to NextTrip Media, delivering multi-channel engagement and AI solutions to captivate customers throughout their travel planning journey. NextTrip Solutions provides travel technologies that streamline and enhance the efficiency of alternative lodging property managers, wholesalers, distributors, and other key players in the travel industry. For detailed information and to book your next trip, please visit www.nexttrip.com.

About Sigma Additive Solutions

Sigma Additive Solutions, Inc. has historically been a provider of in-process quality assurance (IPQA™) solutions to the additive manufacturing industry. As previously disclosed in Sigma’s filings with the SEC, Sigma completed its acquisition of NextTrip in December 2023. With the sale of assets related to its additive quality assurance now complete, Sigma’s business has transitioned to that of NextTrip.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, Sigma’s ability to obtain stockholder approval of the name change and authorized share increase, post-closing matters related to the recent asset sale of Divergent, amongst other things. Sigma disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise, except as required by applicable law. For additional information regarding risks and uncertainties that could impact Sigma’s forward-looking statements, please see disclosures contained in the Definitive Proxy Statement filed by Sigma with the SEC on December 1, 2023 and Sigma’s other filings with the SEC, including the “Risk Factors” in Sigma’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and which may be viewed at www.sec.gov.

Contacts

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

SASI@mzgroup.us

www.mzgroup.us